Exhibit 99.1

PRESS RELEASE

Investor Contact: Mark H. Tubb
FOR IMMEDIATE RELEASE	Vice President – Investor Relations
November 21, 2008	813.871.4027
mtubb@walterind.com
Media Contact: Michael A. Monahan
Director – Corporate Communications
813.871.4132
mmonahan@walterind.com

WALTER INDUSTRIES, INC. ADOPTS STOCKHOLDER RIGHTS PLAN

(TAMPA, Fla.) - Walter Industries, Inc. (NYSE: WLT), a leading producer and exporter of U.S. metallurgical coal for the global steel industry, announced today that its Board of Directors has adopted a limited duration Stockholder Rights Plan (Rights Plan).

Under the Rights Plan, one right will be distributed for each share of Common Stock of Walter Industries, Inc. outstanding as of the close of business on Dec. 1, 2008. Effective today, if any person or group acquires beneficial ownership of 20 percent or more of all outstanding shares of the company’s Common Stock (which includes for this purpose stock referenced in derivative transactions and securities) without the approval of the Board of Directors, there would be a triggering event causing significant dilution of such person or group. The Rights Plan may be terminated by the Board of Directors at any time.

“A stockholder Rights Plan protects the interests of all stockholders from takeover or control tactics that do not offer all stockholders a fair premium,” said Michael T. Tokarz, Chairman of Walter Industries, Inc. “The Rights Plan is not intended to prevent an offer that the Board concludes is in the best interests of the stockholders of Walter Industries.”

The Rights Plan will continue in effect until Nov. 21, 2011, unless earlier terminated or redeemed by the Board of Directors. The Board of Directors has also resolved to submit the continuation of the Rights Plan to a stockholder vote within the next 12 months.  Failure to obtain such stockholder approval within the next 12 months shall result in termination of the Rights Plan.  The Rights Plan was drafted to comply with guidelines that it considers are important to many large stockholders.

A complete copy of the Rights Plan will be included in a Current Report on Form 8-K to be filed by Walter Industries with the Securities and Exchange Commission; this filing will contain additional information regarding the terms and conditions of the Rights Plan. In addition, stockholders of record of Walter Industries as of Dec. 1, 2008, will be mailed a summary of the Rights Plan.

About Walter Industries, Inc.

Walter Industries, Inc., based in Tampa, Fla., is a leading producer and exporter of metallurgical coal for the global steel industry and also produces steam coal, coal bed methane gas, furnace and foundry coke and other related products. Walter Industries has

4211 W. Boy Scout Blvd.  Tampa, Florida 33607  Tel: 813.871.4811 Web site: www.walterind.com annual revenues of approximately $1.4 billion and employs approximately 2,500 people. For more information about Walter Industries, please visit Walter Industries’ Web site at www.walterind.com.

Safe Harbor Statement

Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements, including expressions such as “believe,” “anticipate,” “expect,” “estimate,” “intend,” “may,” “will,” and similar expressions involve known and unknown risks, uncertainties, and other factors that may cause Walter Industries’ or Hanover’s actual results in future periods to differ materially from the expectations expressed or implied by such forward-looking statements. These factors include, among others, the following: the market demand for Walter Industries’ and Hanover’s products as well as changes in costs and the availability of raw material, labor, equipment and transportation; changes in weather and geologic conditions; changes in extraction costs, pricing and assumptions and projections concerning reserves in Walter Industries’ mining operations; changes in customer orders;  pricing actions by Walter Industries’ and Hanover’s competitors, customers, suppliers and contractors; changes in governmental policies and laws; further changes in the mortgage-backed capital markets; changes in general economic conditions; and the successful implementation and anticipated timing of any strategic actions and objectives that may be pursued, including the announced separation of the Financing business from Walter Industries and strategic alternatives that may be pursued related to Walter Industries’ Homebuilding business. In particular, the separation of Walter Industries’ Financing business is subject to a number of closing conditions which may be outside of Walter Industries’ control. Forward-looking statements made by Walter Industries’ in this release, or elsewhere, speak only as of the date on which the statements were made. Any forward-looking statements should be considered in context with the various disclosures made by Walter Industries and Hanover about our respective businesses, including the Risk Factors described in Walter Industries’ 2007 Annual Report on Form 10-K, the Risk Factors described in Hanover’s 2007 Annual Report on Form 10-K, and each of Walter Industries’ and Hanover’s other filings with the Securities and Exchange Commission. Neither Walter Industries nor Hanover undertakes any obligation to update its forward-looking statements as of any future date.

WLT